Exhibit 10.12

SUBCONTRACT FOR TESA SERVICES

SUBCONTRACT FOR TESA SERVICES, dated as of October 1, 2002, by and between Canyon National Bank, a national banking association with offices at 1711 E. Palm Canyon Drive, Palm Springs, California (the “Bank”) and the Agua Caliente Band of Cahuilla Indians, a federally-recognized Indian tribe with offices at 600 East Tahquitz Canyon Way, Palm Springs, California (the “Tribe”):

WITNESSETH:

WHEREAS, the Tribe has been authorized through a series of Memoranda of Understanding, beginning on March 9, 1987, between the Tribe and the Palm Springs Field Office of the Bureau of Indian Affairs (“BIA”), to perform certain real estate related services (“TESA Services”) regarding the allotted trust lands of the Agua Caliente Indian Reservation (“Allotted Reservation Land”), which services are the statutory obligation of the BIA;

WHEREAS, The Tribe is a party to a Memorandum of Understanding with the Palm Springs Field Office of the Bureau of Indian Affairs (“BIA”) dated September 3, 2002 (the “MOU”), pursuant to which the BIA has agreed that the Tribe may, by means of a subcontract with the Bank, engage the Bank to perform such TESA Services on behalf of the Tribe, which services were previously performed by the Tribe, as such services are set forth below;

WHEREAS, by letter dated January 9, 2002 from the Comptroller of the Currency, the Comptroller of the Currency has determined that federal law permits the Bank to perform the TESA Services as described herein;

WHEREAS, the Bank and the Tribe desire to enter into this Subcontract with respect to the Bank performing the TESA Services set forth below on the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto agree as follows.

1. Services to be Performed by Bank. During the term of this Subcontract the Bank shall (i) perform the documentation processing services with respect to transfer of residential Allotted Reservation Land, as such services are more particularly set forth in Exhibit A annexed hereto (“Document Processing Services”), and (ii) provide certain check payment accounting services with respect to accounting for lease payments on behalf of landlords with respect to certain Allotted Reservation Land, as such services are more particularly described in item #8 and #9 in Exhibit B annexed hereto. (“Check Collection Accounting Services”).

2. Compensation. As compensation for its provision of the Document Processing Services and the Check Collection Accounting Services, the Bank will receive the compensation as set forth in Exhibit C hereto.

3. Term of this Subcontract. This Subcontract shall commence as of October 1, 2002 and continue in full force and effect through September 30, 2003, provided, however,

should the term of the MOU be renewed or extended beyond September 30, 2003, this Subcontract shall automatically be renewed or extended, and shall extend through the extended date of the MOU.

4. Amendment. The Subcontract shall not be changed, modified or amended except by a writing signed by each of the parties hereto.

5. Limited Waiver of Sovereign Immunity. By executing this Subcontract for TESA Services, the Tribe does not waive or limit its sovereign immunity from unconsented suit or other judicial process, except as specifically provided herein. The Tribe does hereby waive that immunity but only for the enforcement of the specific obligations expressly undertaken by it in this Subcontract for TESA Services, and only to the extent, and subject to all of the conditions, set forth below:

a)	Such enforcement must be brought by the Bank.

b)	Such enforcement must seek either monetary relief or injunctive relief. If monetary relief is sought, such relief is limited to payment of the amounts expressly stated in the Subcontract for TESA Services to be payable to the Tribe. If injunctive relief is sought, such injunctive relief is limited to requiring the Tribe to take some action that it has expressly agreed to take by the explicit language of the Subcontract for TESA Services, or requiring the Tribe to refrain from conduct which is expressly promised not to take in the explicit language of the Subcontract for TESA Services.

c)	Before any action is filed, the party bringing the claim must first provide a short written statement of the nature and basis for the claim to the Tribe, and thereafter, within 10 days, an authorized representative of the claimant must be available to meet in person with Tribe in an effort to resolve the dispute or claim informally.

d)	The action must be brought in the Superior Court of California for the County of Riverside.

By this Agreement Tribe does not waive, limit or modify its sovereign immunity from unconsented suit except as specifically provided herein. Tribe hereby agrees to waive its sovereign immunity solely for the limited purpose of authorizing the Bank, or any assignee of Bank, to bring an action against Tribe seeking to enforce all rights granted to Bank, or any assignee of the Bank under this Agreement.

IN WITNESS WHEREOF, the undersigned have set their hands as of the date first above-written.

AGUA CALIENTE BAND OF CAHUILLA INDIANS (the “Tribe”)

/s/ Richard M. Milanovich
By:

CANYON NATIONAL BANK

/s/ Stephen G. Hoffman
By:

EXHIBIT A

Document Processing Services*

Title transfer documents (Assignment, Acceptance and Agreement, and Consent) and Deeds of Trust will be received by TESA (Bank) daily and a summary of the process is as follows:

1.	TESA (Bank) date and time stamps documents.

2.	TESA (Bank) logs documents into computer mail log.

3.	Documents are logged in DTL (Chain of Title computer program) by TESA (Bank) and required approvals, receipts, or other documents are printed.

4.	TESA (Bank) prepares receipt for Administrative fee submitted. Check is logged in and each afternoon the checks for the day are picked up by a messenger and delivered to Canyon National Bank for processing.

5.	Documents and files are distributed to TESA (Bank) staff member for review.

6.	Documents are reviewed in accordance with the chain of title documents in the possession of TESA (Bank). After reviewing documents the file and documents are submitted to the TESA (Bank) supervisor for approval.

7.	Documents requiring the signature of an authorized BIA staff member are hand delivered to BIA for signature.

8.	TESA (Bank) hand delivers to BIA recorder for stamping with BIA series number. BIA recorder retains the certified copies for filming.

9.	BIA recorded original documents are then picked up by TESA (Bank) staff and returned to TESA for distribution and pick up by transfer agents (i.e. escrow companies, title companies, lenders, law offices, and individuals) usually via a title company messenger service. Approved original documents are then to be recorded in the Office of the County Recorder of Riverside, California, by the transfer agent.

10.	After filming, the BIA recorder returns recorded certified copies to TESA (Bank). TESA (Bank) then enters the information shown on the transfer documents into one of the eight ledger books (referred to as title Bibles), the BIA recorded date is entered in the DTL system and then files documents into appropriate file.

EXHIBIT C

FEE SCHEDULE

Administrative Fees with Respect to Document Processing Services (Residential Subleases, including TimeShare*

a. Sublease	$150.00
b. Assignment	$150.00
c. Termination	$150.00
d. Modification/Amendment	$150.00
Separate Approval	$300.00
e. Deed of Trust (24 hour turnaround)	$150.00
(same day service)	$300.00

Fees with Respect to Check Collection Services

*	Document processing services relate solely to the transfer of residential subleases and do not involve master leases or transfers of commercial leases.

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT made as of this 1st day of October, 2002 by and between The Agua Caliente Band of Cahuilla Indians (“ACBCI”) and Canyon National Bank, a national banking association (the “Bank”).

WITNESSETH:

WHEREAS, the Bank has agreed to assume certain administrative services with respect to transfers of Allotted Reservation Land held in trust for Allottees of the ACBCI’s reservation, which services are currently performed for individual members of the ACBCI (“ACBCI Members”) by the ACBCI’s office of Trust Enforcement Support Activities (“TESA”);

WHEREAS, to induce the Bank to assume the services currently performed by TESA, the ACBCI desires to indemnify and hold harmless the Bank for any acts or omissions of TESA prior to the date hereof;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Indemnification. ACBCI covenants and agrees to indemnify and to hold Bank and its officers, and directors, employees and agents (“Bank Indemnitees”) harmless against any costs, expenses (including reasonable fees of its legal counsel), liabilities, losses or damages, which may be paid, incurred or suffered by Bank Indemnitees or to which Bank Indemnitees may become subject, resulting or arising from or out of, or in connection with, directly or indirectly, any claims or liability resulting from any act or omission of TESA prior to the date hereof, including, without limitation, any claims (i) of any ACBCI Member arising out of any act or omission of TESA prior to the date hereof and (ii) of any employee of TESA arising out of such employee’s employment with TESA prior to the date hereof.

2. Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the Bank shall promptly notify the ACBCI of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the ACBCI shall specify, if known, the amount or estimate of the amount of the liability arising pursuant hereto. The Bank Indemnitee shall not settle or compromise any claim by a third party for which it or he is entitled to indemnification hereunder, without the prior written consent of the ACBCI (which shall not be unreasonably withheld), unless suit shall have been instituted against the Bank Indemnitee and the ACBCI shall not have taken control of such suit after notification hereof as provided in Section 3 below.

3. Defense by ACBCI. In connection with any claim giving rise to indemnity hereunder, the ACBCI at its sole cost and expense may, upon written notice to the Bank Indemnitee, assume the defense of any such claim or legal proceeding. The Bank Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the ACBCI does not assume the defense of any such claim or litigation resulting therefrom (a) the Bank Indemnitee may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the ACBCI, on such terms as the Bank Indemnitee may deem appropriate, and (b) the ACBCI shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

4. Miscellaneous.

4.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

4.2 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns, including such parties’ legal representatives, heirs, legatees, distributes, assigns and transfers by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

4.3 Limited Waiver of Sovereign Immunity. By executing this Indemnification Agreement, the ACBCI does not waive or limit its sovereign immunity from unconsented suit or other judicial process, except as specifically provided herein. The ACBCI does hereby waive that immunity but only for the enforcement of the specific obligations expressly undertaken by it in this Indemnification Agreement, and only to the extent, and subject to all of the conditions, set forth below:

a)	Such enforcement must be brought by the Bank.

b)	Such enforcement must seek either monetary relief or injunctive relief. If monetary relief is sought, such relief is limited to payment of the amounts expressly stated in the Indemnification Agreement to be payable to the ACBCI. If injunctive relief is sought, such injunctive relief is limited to requiring the ACBCI to take some action that it has expressly agreed to take by the explicit language of the Indemnification Agreement, or requiring the ACBCI to refrain from conduct which is expressly promised not to take in the explicit language of the Indemnification Agreement.

c)	Before any action is filed, the party bringing the claim must first provide a short written statement of the nature and basis for the claim to the ACBCI, and thereafter, within 10 days, an authorized representative of the claimant must be available to meet in person with the ACBCI in an effort to resolve the dispute or claim informally.

d)	The action must be brought in the Superior Court of California for the County of Riverside.

By this Agreement, the ACBCI does not waive, limit or modify its sovereign immunity from unconsented suit except as specifically provided herein. The ACBCI hereby

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agrees to waive its sovereign immunity solely for the limited purpose of authorizing the Bank, or any assignee of Bank, to bring an action against ACBCI seeking to enforce all rights granted to Bank, or any assignee of the Bank under this Agreement.

IN WITNESS WHEREOF, each of the undersigned has set his hand as of the date first above-written.

AGUA CALIENTE BAND OF CAHUILLA INDIANS

By:	/s/ Richard M. Milanovich

CANYON NATIONAL BANK

By:	/s/ Stephen G. Hoffman

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BILL OF SALE

BILL OF SALE, dated as of October 1, 2002, by The Agua Caliente Band of Cahuilla Indians (the “Seller”) to Canyon National Bank, a national banking association, with its principal office in Palm Springs, California (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Purchaser has agreed to assume certain administrative services with respect to transfers of Allotted Reservation Land held in trust for the Allottees of the Seller’s reservation, currently performed by Seller’s office of Trust Enforcement Support Activities (“TBSA”), and Seller has agreed to transfer assets of TESA used in the performance of these administrative services to the Purchaser;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby convey, grant, bargain, sell, transfer, set over, assign, alienate, demise, release, deliver and confirm unto Purchaser, its successors and assigns, forever, all of Seller’s right, title, interest and claim in and to the furniture, fixtures, and equipment described in Attachment A hereto, as of 12:01 a.m., California time, the day hereof.

TO HAVE AND TO HOLD all and singular of the foregoing (the “Transferred Properties”) unto Purchaser, its successors and assigns, to its and their own use and enjoyment forever.

SELLER FURTHER COVENANTS AND AGREES AS FOLLOWS:

1. This instrument shall not constitute an assignment of any covenant, obligation, liability, contract, agreement, license,, lease or commitment pertaining to the Transferred Properties if an attempted assignment thereof without the consent of any other party thereto or with an interest therein would constitute a breach thereof or would materially and adversely affect the rights of Seller thereunder. If any such consent is not obtained with respect to any such covenant, obligation, liability, contract, agreement, license, lease or commitment, or if an attempted assignment with respect thereto would be ineffective or would impair the rights of Seller thereunder so that Purchaser would not in fact receive the benefit of all such rights, then Seller, its successors and assigns shall act as Purchaser’s agent in order to obtain for Purchaser, its successors and assigns the benefit thereunder, and Seller will cooperate with Purchaser in any other reasonable arrangement designed to provide such benefit for Purchaser.

2. The Transferred Properties are being delivered “AS IS,” “WHERE IS” and with all faults.

3. From time to time, Seller, its successors and assigns, shall execute and deliver all such further bills of sale, assignments or other instruments of conveyance and transfer as Purchaser, its successors or assigns may reasonably request more effectively to transfer to and vest in Purchaser all of Seller’s interest in the Transferred Properties.

4. Limited Waiver of Sovereign Immunity. By executing this Bill of Sale, the Seller does not waive or limit its sovereign immunity from unconsented suit or other judicial process, except as specifically provided herein. Seller does hereby waive that immunity but only for the enforcement of the specific obligations expressly undertaken by it in this Bill of Sale; and only to the extent, and subject to all of the conditions, set forth below:

a)	Such enforcement must be brought by Purchaser.

b)	Such enforcement must seek either monetary relief or injunctive relief. If monetary relief is sought, such relief is limited to payment of the amounts expressly stated in the Bill of Sale to be payable to the Seller. If injunctive relief is sought, such injunctive relief is limited to requiring the Seller to take some action that it has expressly agreed to take by the explicit language of the Bill of Sale, or requiring the Seller to refrain from conduct which is expressly promised not to take in the explicit language of the Bill of Sale.

c)	Before any action is filed, the party bringing the claim must first provide a short written statement of the nature and basis for the claim to Seller, and thereafter, within 10 days, an authorized representative of the claimant must be available to meet in person with Seller in an effort to resolve the dispute or claim informally.

d)	The action must be brought in the Superior Court of California for the County of Riverside.

By this Agreement, Seller does not waive, limit or modify its sovereign immunity from unconsented suit except as specifically provided herein. Seller hereby agrees to waive its sovereign immunity solely for the limited purpose of authorizing the Bank, or any assignee of Bank, to bring an action against Seller seeking to enforce all rights granted to Bank, or any assignee of the Bank under this Agreement.

IN WITNESS WHEREOF, Seller has duly executed and delivered this Bill of Sale as of the day and year first above written.

The Agua Caliente Band of Cahuilla Indians

By	/s/ Richard M. Milanovich
	Its	Chairman - Tribal Council

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